Exhibit 99.1

AMENDMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER

THIS AGREEMENT AND WAIVER (this “Agreement”) is entered into on May 15, 2009 by and among Ecotality, Inc., a Nevada corporation (the “Company”) and the Company’s subsidiaries Ecotality Stores, Inc., a Nevada corporation, Electric Transportation Engineering Corporation, an Arizona corporation (“ETEC”), The Clarity Group, Inc., an Arizona corporation, and Portable Energy De Mexico, S.A. d C.V., a Mexican corporation, and GHV Refrigeration Inc., a California corporation, (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”), on the one hand, and Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce”, together with EGP, EOP and Pierce, the “Enable Funds”), and BridgePointe Master Fund Ltd. (“BridgePointe,” together with the Enable Funds, each individually referred to as an “Existing Holder” and collectively as the “Existing Holders” or the “Existing Investors”), on the other hand and by Donald Karner, Kathryn Forbes and Kevin Morrow (collectively, the “Karner Group”).  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in each of the Securities Purchase Agreements (each as defined below) or in each of the Debentures (each as defined below).

WHEREAS, pursuant to a Securities Purchase Agreement dated on or about November 6, 2007 (the “November 2007 Securities Purchase Agreement”) by and among the Company and EGP, EOP, Pierce and BridgePointe (collectively, the “November 2007 Investors”), the Company issued to the November 2007 Investors (a) an aggregate principal amount equal to $4,117,649 of the Company’s Original Issue Discount 8% Senior Secured Convertible Debentures, due May 6, 2010 (the “November 2007 Debentures”), and (b) common stock purchase warrants to purchase an aggregate of 6,862,748 shares of Common Stock, with an initial exercise price[s] of $0.32, per share (the “November 2007 Warrants” and together with the November 2007 Debentures, collectively referred to herein as the “November 2007 Securities”);

WHEREAS, pursuant to a Securities Purchase Agreement dated on or about December 6, 2007 (the “December 2007 Securities Purchase Agreement,” together with the November 2007 Securities Purchase Agreement, collectively referred to herein as the “Securities Purchase Agreements”) by and among the Company and the Existing Holders (the “December 2007 Investors”), the Company issued to the December 2007 Investors (a) an aggregate principal amount equal to $1,764,707 of the Company’s Original Issue Discount 8% Secured Convertible Debentures, due June 6, 2010 (the “December 2007  Debentures,” and, together with the November 2007 Debentures, collectively referred to herein as the “Debentures”), and (b) common stock purchase warrants to purchase an aggregate of 2,757,354 shares of Common Stock, with an initial exercise price[s] of $0.32 per share (the “December 2007 Warrants,” which together with the November 2007 Warrants, are collectively referred to herein as the “Warrants,” and the December 2007 Warrants together with the December 2007 Debenture, are collectively referred to herein as the “December 2007 Securities,” and the November 2007 Securities together with the December 2007 Securities are collectively referred to herein as the “Securities”);

WHEREAS, pursuant to Section 6(b) of the November 2007 Debentures, on each Monthly Redemption Date, beginning May 6, 2008, the Company was required to redeem the Monthly Redemption Amount (the “November 2007 Monthly Redemption”);

WHEREAS, pursuant to the Amendment to Debentures and Warrants, Agreement and Waivers entered into on or about August 29, 2008 (the “August 2008 Amendment”), the November 2007 Monthly Redemption Amounts originally due between June 1, 2008 and December 31, 2008 were deferred until January 1, 2009;

WHEREAS, pursuant to Section 6(b) of the December 2007 Debentures, on each Monthly Redemption Date, beginning on June 6, 2008, the Company was required to redeem the Monthly Redemption Amount (the “December 2007 Monthly Redemption” and, together with the November 2007 Monthly Redemption, collectively referred to herein as the “Monthly Redemption”);

WHEREAS, pursuant to Section 2 of the November 2007 Debentures, the Company was required to make payments of interest, quarterly on each January 1, April 1, July 1 and October 1, beginning on January 1, 2008;

WHEREAS, pursuant to Section 2 of the December 2007 Debentures, the Company was required to make payments of interest, quarterly on each January 1, April 1, July 1 and October 1, beginning on January 1, 2008;

WHEREAS, pursuant to the August 2008 Amendment, certain interest payments due with respect to the November 2007 Debentures and the December 2007 Debentures were waived and the accrual of certain interest payments was tolled from the date of the August 2008 Amendment until January 1, 2009;

WHEREAS, the Debtors and the Existing Holders entered into an Amendment to Debentures and Warrants, Agreement and Waivers on or about March 5, 2009 (the “March 2009 Amendment”);

WHEREAS, pursuant to the March 2009 Amendment, the November 2007 Monthly Redemption Amounts originally due between June 1, 2008 and December 31, 2008 were deferred until May 1, 2009;

WHEREAS, pursuant to the March 2009 Amendment, interest payments which would have otherwise been due on April 1, 2009 were deferred until May 1, 2009 (and further deferred until May 13, 2009 by mutual agreement);

WHEREAS, it is the intention of the Company and the Investors that the holding periods for the Debentures and the Warrants, in each case, as amended hereby, will tack to, and run from, the Original Issue Dates of the Debentures and the Warrants, respectively;

WHEREAS, Donald Karner (“Karner”) and Kevin Morrow (“Morrow”), collectively,  made a loan of $500,000 to the Company as evidenced by the Stock Purchase Agreement, by and among Ecotality, Inc. as Buyer and Karner and Morrow, as sellers, effective as of November 6, 2007 (the “ETEC Stock Purchase Agreement”);

WHEREAS, the Company owes Karner and Morrow, collectively, (i) an amount equal to $235,253 in deferred purchase price pursuant to the Section 1.2 of the ETEC Stock Purchase Agreement, and (ii) an amount equal to $400,000 pursuant to the Net Working Capital Adjustment Provision (the “Karner Net Working Capital Adjustment Provision”) in Section 6.4 of the ETEC Stock Purchase Agreement (collectively, the “ETEC Purchase Loans”);

WHEREAS, Karner and Kathryn Forbes (“Forbes”) loaned $450,000 to the Company pursuant to a Bridge Loan Agreement, 0% Debentures, Dated August 29, 2008 by and between the Company, Karner and Forbes (the “Karner-Forbes Bridge Loan”), and were entitled to receive a fee of $45,000 in conjunction with the Karner-Forbes Bridge Loan, therefore $495,000 represents the total amount (including the principal amount of the note and the associated fee) that remain outstanding and payable thereon; and

WHEREAS, the Company and the Investors now desire that the terms of the Debentures and the Warrants be modified and have entered into this Agreement to document their agreement regarding such modifications.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and intending to be legally bound hereby, the undersigned parties hereby agree as follows:

Incorporation of Preliminary Statements. The Recitals set forth above by this reference hereto are hereby incorporated into this Agreement.

1.	Certain Definitions. For purposes hereof, the following terms shall have the following definitions:

“Amendment Agreements” shall mean the August 2008 Amendment, the March 2009 Amendment, this Agreement and any other written amendments to the Transaction Documents as of the date hereof.

“Bridge Notes” shall have the meaning ascribed to it in Section 4 hereof.

“Bridge Lenders” shall have the meaning ascribed to it in Section 4 hereof.

 “Included Debt” shall mean the Bridge Notes (as defined herein) and the Debentures.

“Included Holders” shall mean the Existing Holders and any Bridge Note Holders, as each such term is defined herein.

“Required Holders” shall mean the holders of 75% of the then outstanding principal amount of Included Debt.

“Stimulus Contracts” shall mean contracts between the Company or any of its wholly owned subsidiaries and the parties contained in the proposals listed on Schedule H, entitled “eTec Stimulus Strategy dated March 18, 2009.”

“Transaction Documents” shall have the meaning ascribed to it in the Securities Purchase Agreements.

2.
Confirmation of Outstanding Principal Amounts of the Debentures and Conversion Prices.  The Company and the Existing Holders acknowledge that the outstanding principal amounts of the respective November 2007 Debentures and December 2007 Debentures, as of May 1, 2009, are as set forth in Schedule “A” hereto, and that the Exercise Price of the Debentures (as amended) is $0.06 (subject to further adjustment in accordance with the terms thereof).

3.	Amendment to Debentures and Securities Purchase Agreement. Each of the November 2007 Debentures and the December 2007 Debentures is hereby amended as follows:

(a) Section 2(a) of the Debentures is hereby amended and replaced with the following:

“(a)  Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum.  On October 1, 2009, any interest that has accrued on the Debenture up through September 30, 2009 and has not been paid, shall be added to the then principal amount of the Debenture, and thereafter interest shall be payable on the 1st of each month, commencing immediately upon November 1, 2009, on each Monthly Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.”

(b) The definition of “Monthly Redemption Date” in Section 1 of each Debenture (as amended), is hereby deleted and replaced in its entirety with the following:

“Monthly Redemption Date” means the 1st of each month, commencing immediately upon January 1, 2010, and terminating upon the full redemption of this Debenture.

(c) The definition of “Monthly Redemption Amount” in Section 1 of each Debenture (as amended by the Amendment Agreements), is hereby deleted and replaced in its entirety with the following:

“Monthly Redemption Amount” means one tenth (1/10th) of the outstanding principal amount of the Debenture outstanding as of January 1, 2010.”

(d)  The parties agree that "Exempt Issuance," as defined in the Securities Purchase Agreement, (i) shall hereafter not include issuances of Common Stock or Common Stock Equivalents done at an effective price of less than $.01, and (ii) shall hereafter not include issuances of Common Stock or Common Stock Equivalents done at a time when the average of the VWAPs of the Company's common stock for the ten (10) consecutive trading days immediately preceding such issuance is less than $.01.

(e)  Notwithstanding the terms of the Securities Purchase Agreement including but not limited to Section 4.13(c) thereof, the Company will not be allowed to engage in any Variable Rate Issuances (as defined in the Securities Purchase Agreement) for so long as any Included Debt remains outstanding, regardless of whether such issuances are "Exempt Issuances" under any clause of the definition of "Exempt Issuance" under Section 1.1 of the Securities Purchase Agreement.

4.
Waiver of Covenants Prohibiting the Issuance of the Bridge Notes.  Notwithstanding Section 7 of each of the Debentures (as amended) and Section 4.13 of each of the Securities Purchase Agreements (as amended), the Existing Holders hereby consent to the Company’s issuance, between the date hereof and June 30, 2009, of up to $2,5000,000 in additional senior secured debt (the “Bridge Notes”) to new investors (the “Bridge Lenders”), provided that each such issuance meets each of the following conditions:

(a) the Required Holders shall have the right to approve each Bridge Lender, in their sole discretion,

(b) the Bridge Notes shall consist of senior secured convertible debentures, having  an initial Exercise Price of $0.06 (subject to further adjustment in accordance with the terms thereof) and which shall have identical terms as the November 2007 Debentures (as amended by the Amendment Agreements) and the Company shall enter into agreements with each New Lender substantively identical to the November 2007 Securities Purchase Agreement (as amended by the Amendment Agreements), and the associated Transaction Documents providing the Bridge Lenders with the same rights as the rights of the Existing Holders in the Transaction Documents (as amended by the Amendment Agreements) and shall include all other terms of the Amendment Agreements, except as otherwise specified herein,

(c) the Securities Purchase Agreement accompanying the Bridge Notes shall provide that, in conjunction with their purchase of the Bridge Notes, the Bridge Lenders shall receive the number of warrants specified in Section 11(d) below, which warrants shall be in the same form as the Warrants of the Existing Holders (as amended),

(d) the Existing Holders hereby agree and consent that the Bridge Notes may be pari passu in seniority both as to security interest priority and right of payment with the Debentures held by the Existing Holders, and may otherwise have the rights set forth in the Security Agreement and the Subsidiary Guarantee entered into in conjunction with the Securities Purchase Agreement, and

(e) the Use of Proceeds Schedule for the Bridge Lenders’ Securities Purchase Agreement shall be in the form of Schedule “B” attached hereto (the “Agreed Use of Proceeds Schedule”), and the Company agrees to use the proceeds of the sale of the Bridge Notes only for the purposes set forth in such Use of Proceeds Schedule.  The following shall be added to the beginning of Section 4.9 of the Securities Purchase Agreement to be entered into by the Company and the Bridge Lenders:

“The Company shall use the net proceeds from the sale of the Securities only for the purposes and in the amounts specified in Schedule 4.9 hereto (the “Use of Proceeds Schedule”).

If the Company becomes obligated to pay the Karner Performance Bonus (as defined in Section 7(b) below), then, notwithstanding Section 7 of each of the Debentures (as amended) and Section 4.13 of each of the Securities Purchase Agreements (as amended), the Existing Holders hereby consent to the Company’s issuance of an additional $1,000,000 in indebtedness (the “Additional Allowed Debt”), in addition to the Bridge Notes, to make the Karner Performance Bonus Payments, provided that such issuance meets each of the following conditions:

(a) Such Additional Allowed Debt shall not be allowed if its terms would constitute a “Variable Rate Transaction” (as defined in the Securities Purchase Agreement),

(b)  Such Additional Allowed Debt shall be junior and subordinate to the Included Debt as to security interest in any assets of the Company or any of its subsidiaries and as to right of payment, and the holders of the Additional Allowed Debt shall sign a Subordination Agreement, in a form acceptable to the Required Holders, to such effect.

(c) The proceeds from the Additional Allowed Debt shall be used only to pay the Karner Performance Bonus,

(d) The Additional Allowed Debt shall not be considered to be “Included Debt” and the holders of the Additional Allowed Debt shall not be considered to be “Included Holders,” and

(e) Such Additional Allowed Debt shall not constitute an “Exempt Issuance” (as defined in the Securities Purchase Agreement).

5.
Segregation of Karner Payments; Karner Waiver.   The Company agrees that, upon each  closing of the offering of Bridge Notes, the Company shall cause a pro-rata share of 50% of the proceeds of the offering of the Bridge Notes (the “Bridge Note Proceeds”), up to a total of $495,000, to be placed into an escrow account (“Escrow Account”)  with a licensed attorney reasonably acceptable to Karner (the “Escrow Agent”), and shall instruct the Escrow Agent for the Escrow Account to forward $495,000 of such Bridge Note Proceeds directly to Karner and Forbes, pursuant to wire instructions to be provided by Karner, upon receipt of a duly signed satisfaction and release from Karner and Forbes, in a form satisfactory to the Existing Holders, indicating that the Karner-Forbes Bridge Note has been paid and satisfied in full.   Karner and Forbes agree and acknowledge that any Bridge Note Proceeds received by Karner or Forbes shall be credited as payments toward the Karner-Forbes Bridge Loan and that payment of $495,000 to Karner or Forbes (on behalf of Karner and Forbes) shall constitute payment in full of the Karner-Forbes Bridge Note. Karner and Morrow hereby agree as follows: Effective upon the receipt by Karner and/or Forbes of an aggregate of $495,000 from the Company or the Escrow Agent pursuant to the above, Karner and Morrow hereby toll any actions of default of, and agree not to initiate any legal action prior to the later of (i) the date that the Company has secured Stimulus Contracts valued at $20,000,000 or more, or (ii) October 1, 2009, on any default of, the Karner Stock Purchase Agreement, the ETEC Purchase Loans or the employment agreements which Karner and Morrow each have with the Company, in each case, provided that Karner and Morrow maintain all other rights in such agreements.

6.
Karner Employment Covenant.  In consideration for the terms of this Agreement, Karner and Morrow each hereby agree to remain in the full time employment of the Company or its subsidiary, ETEC, and the Company or its subsidiary, ETEC agrees to retain Karner and Morrow as their full time employee, at their current compensation and benefits, until at least October 1, 2009 (the “Best Efforts Period”).  During the Best Efforts Period, Karner and Morrow each agree to use their reasonable best efforts to assist the Company and ETEC, as directed by the Company and ETEC, in proposing and attempting to execute Stimulus Contracts (as defined in Section 1 above) with a value of $20,000,000 or greater.

7.	Karner Payment Plan or Assignment of Certain Contracts.

(a) If during Best Efforts Period the Company receives executed Stimulus Contracts (as defined in Section 1 above) having an aggregate total contract value of at least $20,000,000 or more from the date hereof through October 1, 2009, then an amount equal to $635,253 shall be paid to Karner (on behalf of Karner and Morrow), in payments as described below, in satisfaction of any and all unpaid note balances due to Karner and/or Morrow relating to the ETEC Purchase Loans and the ETEC Securities Purchase Agreement (collectively, the “Karner-Morrow Note Balances”), including all working capital adjustments as called for therein, upon receipt of a duly executed satisfaction and release from Karner and Morrow, in a form satisfactory to the Existing Holders, indicating that the Karner-Morrow Debt has been paid and satisfied in full subject only to receipt of the above described funds, provided that the Company shall pay the Karner-Morrow Note Balances by not later than December 31, 2009.

(b) If the Company receives executed Stimulus Contracts (as defined in Section 1 above) having an aggregate total contract value of $30,000,000 or more from the date hereof through October 1, 2009, then (i) an additional amount equal to $1,000,000 (the “Karner Performance Bonus”) shall be deemed to have been earned by Karner and Morrow, collectively, as of October 1, 2009, and (ii) such amount shall become due and payable to Karner (on behalf of Karner and Morrow) as of December 31, 2009.

(c) If Karner and Morrow each provide their reasonable best efforts assistance as provided above, and the Company with Karner’s and Morrow’s assistance fails to secure executed Stimulus Contracts (as defined in Section 1 above) having an aggregate total contract value of $20,000,000 or more from the date hereof through October 1, 2009, then the Company shall, by October 9, 2009, transfer ownership of all stock and assets of the Ecotality subsidiary, The Clarity Group, Inc. to Karner (the “Transfer”) as specified on Schedule “C” hereto and the Existing Holders agree, and the Bridge Note Holders will agree, to allow such Transfer and to take whatever actions may be required to complete such Transfer.  Karner and Morrow each hereby agree that, following the Transfer, The Clarity Group will not compete with Ecotality products in the industrial and on road charger markets. Once the Transfer has occurred, the approximately $635,253 in outstanding amounts owing on the ETEC Purchase Loans shall be considered to have been paid and satisfied in full in exchange for the Transfer, and the Transfer shall not occur until the Company has received a duly signed satisfaction and release from Karner and Morrow, in a form satisfactory to the Existing Holders, indicating that the ETEC Purchase Loans will have been paid and satisfied in full upon consummation of the Transfer.  If this transaction is set aside as a preferential payment or fraudulent transfer in any proceedings in connection with the bankruptcy of the Company or any subsidiary, the Company and the Existing Holders agree and the Bridge Note Holders will be required to agree that, the Karner Group will retain any and all claims against the Company or any subsidiary arising out of the ETEC Purchase Loans and the ETEC Securities Purchase Agreement, including all working capital adjustments, as if such Transfer had never been consummated.

8.
Monthly Budget.  The Company shall comply with the Quarterly Budget Forecast attached hereto as Schedule “D” (the “Quarterly Budget Forecast”).  Any failure by the Company to comply with the Quarterly Budget Forecast within a variance of plus or minus 10% or with the Agreed Use of Proceeds Schedule shall constitute an event of default under the Existing Debentures and the Bridge Notes.

9.
Inspection of Financial Records.  The Company shall allow the Included Holders or their designee, upon an Included Holder’s written request, to access the Company’s financial records during reasonable business hours in order to verify whether the Company is complying with the Quarterly Budget Forecast and the Agreed Use of Proceeds Schedule.  The Company will agree to publicy disclose in a  Form 8-K within sixty (60) days of a written request by an Included Holder, any material non-public information that has been disclosed to the Included Holder in the course of such an inspection.  In the event that the Included Holder is exposed to any material, non-public information and the Company fails to file a Form 8-K publicly disclosing such information in accordance with the above, or in the event that the Company has disclosed material non-public information to an Included Holder without the Included Holder’s advance written permission, then such Included Holder shall have the right to immediately make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  Such Included Holder shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.  The Company understands and confirms that the Included Holders are relying on the foregoing representations in effecting transactions in securities of the Company.

10.
Right to Appoint Board Member.  At any time after the date hereof that there is not (i) one (1) nominee of Roswell Capital Partners, LLC, as investment manager for BridgePointe Master Fund Ltd. (“BridgePointe”), and (ii) one (1) nominee appointed by holders representing 75% of the outstanding principal amount of the Included Debt, excluding the Included Debt held by the Enable Funds, serving on the Company’s Board of Directors, until such time as none of the Debentures remain outstanding, the nominee of the Bridge Lenders (either itself or through its investment manager), at its option, shall have the right (in each case, such right holders are referred to as “Board Right Holders”) to recommend a nominee (each, an “Investor Nominee”), chosen at its own discretion, to the Company’s Board of Directors.  It is expressly agreed and understood that the Enable Funds shall have no right to nominate any board nominees or to vote on any such nomination.  The applicable Board Right Holder(s) may submit their respective Investor Nominees to the Company, in writing (a “Nomination Notice”), anytime after the date hereof.  The Company agrees that, as soon as commercially reasonable after receipt of a Nomination Notice, its Board of Directors, or the Nominating Committee of the Board, as applicable, shall appoint each Investor Nominee as a member of the Company’s Board of Directors, provided that the Investor Nominee meets the minimum qualifications for the position set forth in the Company’s Articles of Incorporation, By-Laws, Nominating Committee Charter, or any other document setting forth the requirements for qualification and appointment of such Nominee.  After such appointment, the Company and its Board of Directors shall cause the Committee responsible for electing the slate of directors to be presented to the shareholders for approval at the next annual shareholders meeting to include the BridgePointe Nominee, and shall use their best efforts to obtain shareholder ratification of the appointment of the Investor’s Nominee at the next shareholder meeting.

Each Investor Nominee may, at the applicable Board Right Holder’s option, remain on the Company’s board of directors until such time as none of the Included Debt of any of the Included Holders remain outstanding, or may resign from the Company’s Board of Directors at any time.  The Company will agree to publicy disclose, within sixty (60) days of such resignation, any material non-public information that has been disclosed to the Investor Nominee in a Form 8-K.  In the event that the Company discloses any material, non-public information to the Investor Nominee and fails to publicly file a Form 8-K in accordance with the above, the applicable Board Right Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Board Right Holder shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.  The Company understands and confirms that each Board Right Holder shall be relying on the foregoing representations in effecting transactions in securities of the Company.

11.	Adjustment to Warrant Exercise Price, Antidilution Adjustment to Number of Warrants:

(a) Adjustment to Warrant Exercise Price.  In consideration for the terms hereof, the Exercise Price (as defined in each of the Warrants) of each of the Total Warrants (as defined below) of the Existing Holders is hereby decreased to $0.01 (to the extent that such exercise price was previously above $0.01), subject to further adjustment in accordance with the terms thereof.   For purposes hereof, “Total Warrants” shall mean the “Warrants” as defined in the November 2007 Securities Purchase Agreement and the December 2007 Securities Purchase Agreement, respectively, plus any additional warrants, Makeup Warrants (as defined below), or increased amounts of warrants issued pursuant to the terms of the Warrants or any of the Amendment Agreements, and shall include all of the warrants specified on Schedule “A” hereto).

(b) Adjustment to Warrant Amount.  Related to the decrease of the Exercise Price of the Total Warrants to $0.01 and in consideration for the terms of this Agreement, the number of shares of the Total Warrants underlying the November 2007 Debentures and the December 2007 Debentures, respectively, are each hereby proportionally increased (the amount by which such Warrant is increased is referred to as the “Increased Amount”), as necessary such that immediately following the execution of this Agreement, the Included Holder’s Fully Diluted Amount (as defined below) for each Existing Holder, after adding the Increased Amount, shall equal the Existing Holder’s Initial Pro Rata Portion (as defined below) of the Initial 80% Allotment (as defined below).  Schedule “A” attached hereto lists each Existing Holder’s Initial Pro Rata Portion, the Existing Holder’s fully diluted number of Debenture conversion shares as of May 1, 2009, the Existing Holders’ fully diluted Warrant Shares as of May 1, 2009, the Existing Holders’ aggregate fully diluted amount of shares, as of immediately following the execution of this Agreement (accounting for the interest on the Existing Holders’ Debentures through May 1, 2009) and the Increased Amount of Warrants to which such Existing Holder will receive upon the execution of this Agreement.

As used herein, the following terms shall have the following definitions:

“Existing Holder’s Initial Pro Rata Portion” shall mean the Pro Rata Percentage set forth next to the Existing Holder’s name on Schedule A attached hereto.

“Included Holder’s Fully Diluted Amount” shall mean the number of shares of common stock that would be issuable upon the full conversion of an Included Holder’s Debentures (including principal amounts and accrued and unpaid interest) and upon the full exercise of an Included Holder’s Total Warrants (including any Increased Amounts), as of a given date, in each case without regard to any contractual limitations on the amount that can be converted or exercised.

“Included Holder’s June 30 Pro Rata Portion” shall mean (i) the Record Amount of all Included Debt held by an Included Holder, including all interest accrued thereon up through June 30, 2009, divided by (i) the Record Amount of all Included Debt held by all Included Holders, including all interest accrued thereon up through June 30, 2009, in the aggregate.

“Included Holder’s Antidilution Issuance Pro Rata Portion” shall mean (i) the Record Amount of all Included Debt held by an Included Holder, including all interest accrued thereon up through the date of determination, divided by (i) the Record Amount of all Included Debt held by all Included Holders, including all interest accrued thereon up through up through the date of determination, in the aggregate.

“Initial 80% Allotment” shall mean 80% of the Post-Signing Company Fully Diluted Amount.

“June 30 Fully Diluted Amount” shall mean (i) the fully diluted number of shares of common stock of the Company as of June 30, 2009, excluding shares issuable upon conversion of the Included Debt and shares issuable upon the exercise of the Total Warrants of the Included Holders, multiplied by (ii) five (5).

“June 30 Fully Diluted Debenture Amount” shall mean the number of shares of common stock that would be issuable upon the full conversion of all Included Holder’s Included Debt (including principal amounts and accrued and unpaid interest) as of June 30, 2009, without regard to any contractual limitations on the amount that can be converted or exercised.

“Post-Signing Company Fully Diluted Amount” shall mean 860,874,415.

“Record Amount” shall mean the outstanding principal amount plus accrued and unpaid interest of the applicable Included Debt as of the date in question.

(c)  Updated Warrant Certificates. Within ten (10) business days of the date hereof, and again within ten (10) business days of the June 30, 2009 Warrant True-Up, the Company shall provide the Holders with fully executed, updated warrant certificates representing the adjusted exercise price and the increased number of shares represented by each of the adjusted Warrants, and failure to do so shall constitute an Event of Default under the Debentures.

(d)           June 30, 2009 Warrant True-Up.  On June 30, 2009, each Included Holder’s Warrants shall be adjusted (or, in the case of the Bridge Lenders, shall be issued)(in each case, the “June 30, 2009 Warrant True-Up”) such that the number of such Included Holder’s Debenture Conversion Shares plus the number of Total Warrants held by such Included Holder immediately following such adjustment shall equal the Included Holder’s June 30 Pro-Rata Portion multiplied by 80% of the June 30 Fully Diluted Amount.  In the event that the adjustments requirement by the June 30, 2009 Warrant True-Up result in a reduction in the number of Total Warrants of an Included Holder, the appropriate number of such Included Holder’s Total Warrants shall be cancelled.

12.
Equity Dilution Adjustment to Number of Warrants.  In consideration of the terms hereof, so long as any of the Debentures or Bridge Notes remain outstanding, anytime that the Company issues equity securities or securities that are convertible or exchangeable into equity securities (as applicable, a “Triggering Issuance”), regardless of whether or not such securities were previously identified as Exempt Issuances, and immediately following any such offering, the sum of the Included Holder’s Fully Diluted Amounts for all of the Included Holders, in the aggregate, is less than 70% (subject to adjustment to 65% if required pursuant to Section 30(d) hereof) of the then fully diluted number of shares of common stock of the Company, the Company shall issue (the “70% Antidilution Issuance”) to each Included Holder a number of warrants (the “Makeup Warrants”) equal to (a) the Included Holder’s Antidilution Issuance Pro Rata Portion of the Minimum Fully Diluted Amount (as defined below), less (b) the Included Holder’s Fully Diluted Amount immediately prior to the Triggering Issuance. For purposes hereof, where the “Minimum Fully Diluted Amount” shall mean 70% (subject to adjustment to 65% if required pursuant to Section 30(d) hereof) of the fully diluted number of shares of common stock of the Company immediately following the Triggering Issuance and after accounting for the issuance of the resultant Makeup Warrants.  The terms of this Agreement regarding equity dilution adjustment are intended to supersede those contained in the Securities Purchase Agreement to the extent set forth herein.  It is understood that each of the following shall constitute an Exempt Issuance (as defined in the Securities Purchase Agreements): (a) the issuance of the Bridge Notes to the Bridge Lenders; (b) the adjustments to the exercise price and amount of the Total Warrants described in this agreement; and (c) the issuance of any Makeup Warrants pursuant to this agreement.

It is further understood that any issuance of shares of common stock, warrants, securities convertible or exchangeable into common stock or options to employees, officers, directors or consultants of the Company shall be subject to the 70% Antidilution Issuance calculation above and not considered an Exempt Issuance (as further defined in the Securities Purchase Agreements) for the purpose of this section and calculating the 70% Antidilution Issuance only. It is also understood that the rights afforded to the Company under the definition of Exempt Issuance in each of the Securities Purchase Agreements remain, provided that no right is granted hereby to issue any securities which the Transaction Documents (as defined in the Securities Purchase Agreements) otherwise prohibit.

It is expressly understood that, except as specifically set forth herein, this section does not modify the full ratchet anti-dilution rights (including but not limited to Section 5 of the Debenture and Section 3 of the Warrants) currently afforded to the Holders of the existing Debentures and Warrants (as defined herein).   The exempt issuances under Section 5 (b) of the Debentures are not exempt for the purposes of the 70% calculation above.

The Makeup Warrants shall be in the same form as the original Warrants issued, except that the Exercise Price of the Makeup Warrants shall equal the lesser of (i) $0.01, or (ii) the issuance price per share of the equity securities that triggered the issuance of the Makeup Warrants (the “Triggering Issuance”) or (iii) the Market Price on the date of the Triggering Issuance, where “Market Price” shall mean the average of the VWAPs for the 10 consecutive trading days immediately preceding the date of the Triggering Issuance, and the “Termination Date” of each Makeup Warrant shall be five (5) years from its date of issuance.  Each of the Transaction Documents is hereby amended such that any reference to “Warrants” therein shall include the Makeup Warrants and any reference to “Warrant Shares” shall include the shares issuable upon exercise of the Makeup Warrants, provided that, for purposes of the Registration Rights Agreement (as defined in the Securities Purchase Agreements), the references to “Warrants” and “Warrant Shares” shall not include the Makeup Warrants and the shares issuable upon exercise of the Makeup Warrants.

13.	Additional Covenants to the Debenture.

(a) The section entitled “Section 9 Additional Covenants” which was added to each of the Debentures pursuant to the March 2009 Amendment is hereby amended and replaced with the following:

“Section 9 Additional Covenants. The Company agrees to abide by the following additional covenants.  Such covenants will remain effective so long as any of the Debentures remain outstanding:

a) Accounts payable and accrued liabilities (excluding accrued interest) shall not exceed $2,500,000 (excluding the $1,000,000 payable that may be incurred if the targets are met as set forth in Section 7(b) of the Amendment to Debentures and Warrants, Agreement and Waiver by and between the Company, the Holders and various other parties dated on or about May 15, 2009 (the “May 2009 Amendment”)) at the date here of through the earlier of (i) the date that the Company has been awarded Stimulus Contracts (as defined in the May 2009 Agreement) totaling $20,000,000, or (ii) May 1, 2010, whichever comes first.

b) By October 1, 2009, the Company shall book $20,000,000 in new Stimulus Contracts (as such term is defined in the May 2009 Amendment Agreement).  evidenced by signed purchase orders or contracts which, by their terms, are to be fulfilled by October 1, 2010, provided that so long as the initial contract terms provide for the orders or contracts to be fulfilled by October 1, 2010, any such contract may be extended at the vendor’s request.

c) The Company shall not, without the written approval of the 75% in principal amount of the then outstanding Debentures, deviate from the expenditures allowed by the Agreed Use of Proceeds Schedule or from the cash flow figures set forth in the Quarterly  Budget Forecast  (in the form attached to the May 2009 Amendment as Schedule D). The Company represents that the cash flow figures set forth in the Quarterly Budget Forecast accurately reflect the cost of operating the business within the variance specified.

d) The Company shall maintain a total cash balance of no less than $250,000 at all times from the date hereof through the earlier of (i) the date that the Company has been awarded Stimulus Contracts totaling $20,000,000, or (ii) May 1, 2010, whichever comes first.

e) The Company shall have a monthly operating cash burn rate of no more than $125,000 for each month from the date hereof through the earlier of (i) the date that the Company has been awarded Stimulus Contracts totaling $20,000,000, or (ii) May 1, 2010, whichever comes first.  Operating cash burn is defined by taking consolidated net income (or loss) and adding back all non-cash items, and excludes changes in assets, liabilities and financing activities. (i.e. the top section of the Consolidated Statement of Cash Flows as publicly reported in the Company’s Consolidated Financial Statements).

f) The Company shall have a minimum current ratio of 1.25 to 1 at all times from the date hereof through the earlier of (i) the date that the Company has been awarded Stimulus Contracts totaling $20,000,000, or (ii) May 1, 2010, whichever comes first. This calculation is to be made by excluding accrued interest and current portions of notes payable from current liabilities as well as the $450,000 notes payable and $253,253 liability for purchase price related to the Karner Group.  In the event that the Company fails to comply with any of the covenants set forth in this Section 9 above (a “Covenant Failure”), such failure shall constitute an Event of Default under the November 2007 Debenture and the December 2007 Debenture.  The Company shall notify the debt holders of the existence of an Event of Default or any Covenant Failure within two (2) business days of the Company’s knowledge of any Event of Default or Covenant Failure.

(b)  Breach of Covenants as an Event of Default.   In consideration of the terms hereof, the Company and the Holders agree that it shall constitute an “Event of Default” pursuant to each of the Debentures if the Company shall fail to observe any covenant or other agreement set forth in this Agreement which is not cured within twenty (20) days of such failure (an “Amendment Agreement Default”).

14.
Amendments. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and by the Existing Holders holding 75% of the principal amount of the outstanding Debentures.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

15.
Capitalization.  The capitalization of the Company as of the date hereof, immediately following and accounting for the effectiveness of this Agreement and including the Increased Amount of Warrants, is as set forth on Schedule “E”, which Schedule shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof.

16.
Increase in Authorized Shares.  In addition to, and in no way amending or waiving any existing obligations of the Company under the Transaction Documents (as defined in the Securities Purchase Agreements, respectively), the Company shall hold a shareholders meeting and put before the shareholders a proposal to increase authorized shares from to an amount equal to 150% of the post-transaction fully diluted capitalization of the Company, following the requirements set forth in the Company’s by-laws, on or before June 30, 2009. The Company shall use its best efforts to obtain stockholder approval of an increase in such authorized number of shares as soon as possible, and in any event by October 1, 2009 (the “Authorization Increase Deadline”).  Attached hereto as Schedule “F” is a pro forma schedule, assuming that the maximum of $2,500,000 of Bridge Notes are issued (but not accounting for the interest that would have accrued on the Debentures after May 1, 2009), of (i) the number of shares of Common Stock underlying the Debentures and Warrants that would be held by each Holder, (ii) the number of shares of Common Stock required to be reserved under the Debentures, Bridge Notes and Warrants held by each Included Holder, (iii) the number of shares of Common Stock that would be required to be reserved under the Bridge Notes and the associated Warrants, and (iv) the actual number of shares of Common Stock reserved for each Included Holder’s Debenture(s) and Warrants (in each case, after giving effect to the amendments hereunder).

Upon the receipt of such stockholder approval, or beginning on the Authorization Increase Deadline, whichever is sooner, the Company shall reserve for issuance to the Holders the number of authorized shares (the “Reserved Amount”) as otherwise required under the Transaction Documents.  The “Required Minimum” (as defined under both Securities Purchase Agreements) shall be allocated ratably among the then-outstanding Debentures and Warrants held by the Holders and their respective assigns.  Nothing herein shall be deemed a waiver or an amendment to the Company’s requirements to reserve authorized and unissued shares of Common Stock for the Securities then held by any Holder or its respective assigns as required under the Transaction Documents.

17.
Effect on Transaction Documents. Subject to the waivers and amendments provided herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Investors under the Transaction Documents provided however that references to Securities, Debentures, Warrants and Underlying Shares in the Transaction Documents shall include such securities, as amended hereby, and the shares underlying such Securities, respectively.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Investors, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  The Investors reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith, including, without limitation, the Security Agreement.

18.	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Document.

19.
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Investors. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Investors.  The Investors may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Document.

20.
Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

21.
Governing Law and Venue.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the venue for court actions shall be determined in accordance with the provisions of the Transaction Documents.

22.
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

23.	Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

24.
Closing Conditions.  Prior to and as a condition to closing of the Amendment Agreement, the Company shall provide to the Holders a certificate, signed by the president and chief executive officer of the Company, certifying that no new lawsuits or material changes have occurred in the business of the Company or its Subsidiaries since the Company’s last 10-K dated December 31, 2008 and filed on or about April 16, 2009.

25.	Representations and Warranties; Corporate Authority. The Company hereby makes the representations and warranties set forth below to the Holders that as of the date of its execution of this Agreement:

(a)         The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)         The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)         No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(d)         All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  Except as otherwise set forth on the disclosure schedule attached hereto as Schedule “G,” the Company expressly reaffirms that each of the representations and warranties set forth in the Securities Purchase Agreements continues to be true, accurate and complete, and the Company hereby remake and incorporate herein by reference each such representation and warranty as though made on the date of this Agreement.

26.
Amendments and Waivers.  No waiver of any default with respect to any provision, condition or requirement of this Agreement or the other Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

27.	Joint Preparation. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

28.
Amendments Not Effective Until All Parties Agree.  The amendments herein shall not be effective unless and until the Company, its undersigned subsidiaries and all of the Existing Holders of the Debentures shall have agreed to the terms and conditions hereunder.

29.
Disclosure and Filing of 8-K.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. On or before the second (2nd) Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to each Investor disclosing the material terms of the transaction contemplated hereby, which shall include this Agreement and all schedules and exhibits hereto as an attachment thereto.   The Company represents, warrants and covenants that it will include all necessary information in the Form 8-K referred to above such that, immediately following  the filing of the Form 8-K referred to above, the Existing Holders will not be in possession of any material non-public information pertaining to the Company or any of its subsidiaries and the Company shall not disclose any material non-public information pertaining to the Company or any of its subsidiaries to any of the Included Holders in the future, including the factual basis of an Event of Default under the Debentures, a Covenant Failure or an Amendment Agreement Default, as defined herein, and including any other information or notice that the Company would otherwise be required to provide to an Included Holder under the terms of this Agreement or the Transaction Documents, unless the Included Holder has first agreed in writing to receive such information.  In the event that the Company or any of its subsidiaries disclose any such material non-public information to an Included Holder without obtaining such Included Holder’s advance written permission, the Company shall publicly disclose in a Form 8-K, within two (2) business days of such time, any material non-public information that has been disclosed to the Included Holder without written permission. In the event that an Included Holder does consent in writing to receive material non-public information pertaining to the Company or any of its subsidiaries, the Company shall publicly disclose in a Form 8-K, within forty five (45) days of such time, any material non-public information that has been disclosed to the Included Holder with  written permission.  In the event that the Company discloses any material, non-public information to the Included Holder and fails to publicly file a Form 8-K in accordance with any of the above requirements, the applicable Included Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Included Holder shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.  The Company understands and confirms that each Included Holder shall be relying on the foregoing representations in effecting transactions in securities of the Company.  To the extent that the requirements herein conflict with any prior confidentiality or non-disclosure agreements of the parties, including but not limited to the Confidentiality Agreement by and between the Company and BridgePointe Master Fund Ltd. dated on or about March 5, 2009, the above language shall govern.

30.	Management Incentives.

(a) Issuances Upon Satisfaction of First Management Incentive Target.  If and when the Company meets the First Management Incentive  Target (as defined below) on the date specified next to such Management Incentive Target (each, a “Target Date”) in the Management Incentive Target Schedule (as defined below), the Company shall, as of the applicable Award Date specified on the Management Incentive Target Schedule, issue a number of warrants (“First Management Penny Warrants”) to Jonathan Read, President and Chief Executive Officer of the Company, equal to 5% of the fully diluted number of shares of common stock of the Company as of the applicable Target Date, having an exercise price of $0.01, which warrants shall be in the same form as the Warrants of the Existing Holders (as amended).  For purposes hereof, the “First Management Incentive Target,” the “Second Management Incentive Target” and the “Third Management Incentive Target” shall each have the respective meanings set forth on Schedule I attached hereto, which shall be referred to as the “Management Incentive Target Schedule.”

(b) Issuances Upon Satisfaction of First and Second Management Incentive Targets. If and when the Company has met both the First Management Incentive Target and the Second Management Incentive Target hereto on the respective Target Dates specified next to each such Management Incentive Target in the Management Incentive Target Schedule, the Company shall be entitled, as of the applicable Award Date specified on the Management Incentive Target Schedule, to issue a number of warrants (the “Second Management Penny Warrants”) to the employees, officers or directors of the Company equal to 5% of the fully diluted number of shares of common stock of the Company as of the Target Date for the Second Management Incentive Target, having an exercise price of $0.01, which warrants shall be in the same form as the Warrants of the Existing Holders (as amended).

(c) Issuances Upon Satisfaction of First, Second and Third Management Incentive Targets  If and when the Company has met the First Management Incentive Target, the Second Management Incentive Target and the Third Management Incentive Target hereto on the respective Target Dates specified next to each such Management Incentive Target in the Management Incentive Target Schedule, the Company shall be entitled, as of the applicable Award Date specified on the Management Incentive Target Schedule, to issue a number of warrants (the “Third Management Penny Warrants”) to the employees, officers or directors of the Company equal to 5% of the fully diluted number of shares of common stock of the Company as of the Target Date for the Third Management Incentive Target, having an exercise price of $0.01, which warrants shall be in the same form as the Warrants of the Existing Holders (as amended).

(d) Decrease of Antidilution Issuance Amount Upon Satisfaction of First, Second and Third Management Incentive Targets.  If and when the Company has met the First Management Incentive Target, the Second Management Incentive Target and the Third Management Incentive Target hereto on the respective dates specified next to each such Management Incentive Target in the Management Incentive Target Schedule, the minimum fully diluted percentage set forth in Section 12 shall be reduced from 70% to 65%.

31.
INDEPENDENT NATURE OF INVESTORS’ OBLIGATIONS AND RIGHTS.  THE COMPANY HAS ELECTED TO PROVIDE ALL INVESTORS WITH THE SAME TERMS AND FORM OF THIS AGREEMENT FOR THE CONVENIENCE OF THE COMPANY AND NOT BECAUSE IT WAS REQUIRED OR REQUESTED TO DO SO BY THE INVESTORS.  THE OBLIGATIONS OF EACH INVESTOR UNDER THIS AGREEMENT, AND ANY TRANSACTION DOCUMENT ARE SEVERAL AND NOT JOINT WITH THE OBLIGATIONS OF ANY OTHER INVESTOR, AND NO INVESTOR SHALL BE RESPONSIBLE IN ANY WAY FOR THE PERFORMANCE OR NON-PERFORMANCE OF THE OBLIGATIONS OF ANY OTHER INVESTOR UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. NOTHING CONTAINED HEREIN OR IN ANY TRANSACTION DOCUMENT, AND NO ACTION TAKEN BY ANY INVESTOR PURSUANT THERETO, SHALL BE DEEMED TO CONSTITUTE THE INVESTORS AS A PARTNERSHIP, AN ASSOCIATION, A JOINT VENTURE OR ANY OTHER KIND OF ENTITY, OR CREATE A PRESUMPTION THAT THE INVESTORS ARE IN ANY WAY ACTING IN CONCERT OR AS A GROUP WITH RESPECT TO SUCH OBLIGATIONS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTION DOCUMENTS.  EACH INVESTOR SHALL BE ENTITLED TO INDEPENDENTLY PROTECT AND ENFORCE ITS RIGHTS, INCLUDING WITHOUT LIMITATION, THE RIGHTS ARISING OUT OF THIS AGREEMENT OR OUT OF THE OTHER TRANSACTION DOCUMENTS, AND IT SHALL NOT BE NECESSARY FOR ANY OTHER INVESTOR TO BE JOINED AS AN ADDITIONAL PARTY IN ANY PROCEEDING FOR SUCH PURPOSE. EACH INVESTOR HAS BEEN REPRESENTED BY ITS OWN SEPARATE LEGAL COUNSEL IN THEIR REVIEW AND NEGOTIATION OF THIS AGREEMENT AND THE TRANSACTION DOCUMENTS.

[signature page of Company/Subsidiaries and employees follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

ECOTALITY, INC., a Nevada corporation

By: __________________________
Name: ______________________
Title: Chief Executive Officer

ECOTALITY STORES, INC., a Nevada corporation

By: __________________________
Name: ______________________
Title: Chief Executive Officer

ELECTRIC TRANSPORTATION ENGINEERING CORPORATION, an Arizona corporation

By: __________________________
Name: ______________________
Title: Chief Executive Officer

THE CLARITY GROUP, INC., an Arizona corporation

By: __________________________
Name: ______________________
Title: Chief Executive Officer

PORTABLE ENERGY DE MEXICO, S.A. D C.V., a Mexican corporation

By: __________________________
Name: ______________________
Title: Chief Executive Officer

G.H.V. REFRIGERATION, INC., a California corporation

By: __________________________
Name: ______________________
Title: Chief Executive Officer

DONALD KARNER, Individually

By: ________________________

KEVIN MORROW, Individually

By: ________________________

KATHRYN FORBES, Individually

By: ________________________

[signature page of Holders/Investors follows]

Convertible Debenture Holders’ Signature Page

BRIDGEPOINTE MASTER FUND LTD.

 By: ______________________________
Name: ____________________________
Title: _____________________________

ENABLE GROWTH PARTNERS LP

 By: ______________________________
Name: ____________________________
Title: _____________________________

ENABLE OPPORTUNITY PARTNERS LP

 By: ______________________________
Name: ____________________________
Title: _____________________________

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC, ENA

 By: ______________________________
Name: ____________________________
Title: _____________________________

Schedule A
[Insert Schedule of Debentures, Warrants, Pro-Rata Percentages of
Fully Diluted Shares and Increased Amount of Warrants]

Orig Date	Name	Aggregate Principal Amount of Nov. 2007 and Dec. 2007 Debentures Outstanding	Holder's Pro-Rata Percentage (by principal amount of Debentures held)	Accrued and Unpaid Interest as of May 1, 2009	Aggregate Number of Holder's Fully Diluted Debenture Conversion Shares	Aggregate Number of Holder's Fully Diluted Warrant Shares	Holder's pre-transaction Combined Fully Diluted Outstanding	Holder’s Pro Rata Share of the Included Holder 80% Allotment *	Increased Amount of Warrants to be issued to Holder
Nov 2007	BridgePointe Master Fund Ltd.	$1,230,409.69	17.15%	$32,810.93	21,053,677	10,457,520	31,511,197	118,106,131	86,594,934
Nov 2007	Enable Growth Partners LP	$3,180,001.11	44.32%	$84,800.03	54,413,352	22,222,229	76,635,581	305,245,994	228,610,413
Nov 2007	Enable Opportunity Partners LP	$374,117.78	5.21%	$9,976.47	6,401,571	2,614,384	9,015,955	35,911,294	26,895,339
Nov 2007	Pierce Diversified Strategy Master Fund LLC, ENA	$187,058.89	2.61%	$4,988.24	3,200,786	1,307,189	4,507,975	17,955,647	13,447,672
Dec 2007	BridgePointe Master Fund Ltd.	$706,666.92	9.85%	$18,844.45	12,091,856	5,228,757	17,320,613	67,832,444	50,511,831
Dec 2007	Enable Growth Partners LP	$1,346,824.00	18.77%	$35,915.31	23,045,655	9,411,771	32,457,426	129,280,656	96,823,230
Dec 2007	Enable Opportunity Partners LP	$149,647.12	2.09%	$3,990.59	2,560,629	1,045,749	3,606,378	14,364,518	10,758,140
Dec 2007	Pierce Diversified Strategy Master Fund LLC, ENA	$0.00	0.00%	$0.00	-	-	-	-	-

TOTAL		$7,174,725.51	100.00%	$191,326.02	122,767,526	52,287,599	175,055,125	688,696,684	513,641,559

* = Where the "Included Holder 80% Allotment" shall equal 80% of the Company's 860,874,415 Post-Agreement fully diluted shares, or 688,696,684 shares.

Schedule E
Fully Diluted Capitalization Table –
Post-Signing of Amendment Agreement; Pre-Bridge Notes

	As of Mar 31, 2009		Outstanding Warrants, Debenture and Purchase Price True Up Obligations Payable in Equity										Fully Diluted
			Debenture Debt Conversion			Debt Warrants & Employee Options				True up Warrants for Reset & Waiver
	# Share O/S	% Ownership	Principal Balance + Jan-April unpaid accrued interest	Estimated Conversion Rate	Estimated Conversion Shares	# Warrants / Options		Note	Exercise Price	Estimated # Warrants	Exercise Price	Included Holder 80% allotment limitation adjustment	# Share O/S	% Ownership
Jonathan Read, CEO, Ecotality	7,250,018	4.5%				2,000,000	Emp Opt	(1)	$ 0.16				9,250,018	1.1%
Harold Sciotto, Secretary and Treasurer Ecotality	35,558,924	22.0%											35,558,924	4.1%
Donald Karner, President, eTec	3,744,000	2.3%											3,744,000	0.4%
Kevin Morrow, Vice President, eTec	2,444,000	1.5%											2,444,000	0.3%
Barry Baer, CFO, Ecotality	-					500,000	Emp Opt		$ 0.19				500,000	0.1%
Jerry Lin, Board Member	200,000	0.1%											200,000	0.0%
E. Slade Mead, Board Member	424,586	0.3%											424,586	0.0%
Officers & Directors as a Group	49,621,528	30.7%				2,500,000				-			52,121,528	6.1%

Pierce Diversified Strategy Master Fund	-	0.0%	192,047	$ 0.06	3,200,785	1,307,189	Deb Warr		$ 0.01	6,535,947	$ 0.01	6,911,725	17,955,647	2.1%
Enable Growth Partners	-	0.0%	4,647,540	$ 0.06	77,459,007	31,634,000	Deb Warr		$ 0.01	158,170,000	$ 0.01	167,263,643	434,526,651	50.5%
Enable Opportunity Partners (1)	-	0.0%	537,732	$ 0.06	8,962,199	3,660,133	Deb Warr		$ 0.01	18,300,667	$ 0.01	19,352,813	50,275,812	5.8%
Total Enable Ownership %		0.0%												58.4%
BridgePointe Master Fund	-	0.0%	1,988,732	$ 0.06	33,145,533	15,686,277	Deb Warr		$ 0.01	78,431,387	$ 0.01	58,675,378	185,938,575	21.6%

Edison Source Company	33,333,333	20.6%											33,333,333	3.9%
Innergy Partners	7,000,000	4.3%											7,000,000	0.8%
New Investor	-	0.0%										-	-	0.0%
													-	0.0%
Officers, Directors, Beneficial Owners	89,954,861	55.6%	7,366,052		122,767,525	54,787,600				261,438,000		252,203,560	781,151,546	90.7%

Shares Outstanding -Non Directors/Officers/ Beneficial Owners	71,876,333	44.4%				7,846,537	* Var	(2)	$ 0.59				79,722,870	9.3%

Total shares outstanding	161,831,194	100.0%											860,874,416	100.0%
													735,751,555	Potential Dilution
													(560,874,416)	Shares pending auth

(1) Weighted Average Exercise Price : 1MM sh at 40.28, 1MM at $0.04
(2) Weighted Average Exercise Price : 5.4MM Warrant Shares @ $0.35, 1.9MM Warrant Shares @ >$1.00, 0.45MM Employee and Consultant Shares @ $0.19+ 75,000 share grant to emp in April

Schedule F

Fully Diluted Capitalization Table –
Pro- Forma Including Reserved Shares
Assuming the Issuance of $2,500,000 of Bridge Notes

	As of Mar 31, 2009		Outstanding Warrants, Debenture and Purchase Price True Up Obligations Payable in Equity											Fully Diluted
			Debenture Debt Conversion			Debt Warrants & Employee Options
	# Share O/S	% Ownership	Principal Balance + Jan-April unpaid accrued interest	Estimated Conversion Rate	Estimated Conversion Shares	# Warrants / Options		Note	Exercise Price	New Debt Conv	Estimated Conversion Rate	Estimated Conversion Shares	Bridge Warrants subject to Included Holder 80% allotment limitation adjustment	# Share O/S	% Ownership
Jonathan Read, CEO, Ecotality	7,250,018	4.5%				2,000,000	Emp Opt	(1)	$0.16					9,250,018	1.1%
Harold Sciotto, Secretary and Treasurer Ecotality	35,558,924	22.0%												35,558,924	4.1%
Donald Karner, President, eTec	3,744,000	2.3%												3,744,000	0.4%
Kevin Morrow, Vice President, eTec	2,444,000	1.5%												2,444,000	0.3%
Barry Baer, CFO, Ecotality	-					500,000	Emp Opt		$0.19					500,000	0.1%
Jerry Lin, Board Member	200,000	0.1%												200,000	0.0%
E. Slade Mead, Board Member	424,586	0.3%												424,586	0.0%
Officers & Directors as a Group	49,621,528	30.7%				2,500,000								52,121,528	6.1%

Pierce Diversified Strategy Master Fund	-	0.0%	192,047	$ 0.06	3,200,785	14,754,861	Deb Warr post waiver		$0.01					17,955,647	2.086%
Enable Growth Partners	-	0.0%	4,647,540	$ 0.06	77,459,007	357,067,643	Deb Warr post waiver		$0.01					434,526,651	50.474%
Enable Opportunity Partners	-	0.0%	537,732	$ 0.06	8,962,199	41,313,613	Deb Warr post waiver		$0.01					50,275,812	5.840%
Enable Bridge Financing		0.0%								250,000	$0.06	4,166,667	(114,102,241)	(109,935,575)	-12.770%
Total Enable Ownership %		0.0%											-		45.630%
BridgePointe Master Fund	-	0.0%	1,988,732	$ 0.06	33,145,533	152,793,042	Deb Warr post waiver		$0.01	250,000	$0.06	4,166,667	(33,827,574)	156,277,668	18.153%

Edison Source Company	33,333,333	20.6%												33,333,333	3.872%
Innergy Partners	7,000,000	4.3%												7,000,000	0.813%
New Investor	-	0.0%								2,000,000	$0.06	33,333,333	106,279,330	139,612,664	16.217%

Officers, Directors, Beneficial Owners	89,954,861	55.6%	7,366,052		122,767,525	568,429,160				2,500,000		41,666,667	(41,650,485)	781,167,727	90.7%

Shares Outstanding -Non Directors/Officers/ Beneficial Owners	71,876,333	44.4%				7,846,537	* Var	(2)	$0.59					79,722,870	9.3%

Total shares outstanding	161,831,194	100.0%												860,890,597	100.0%
										Potential Dilution				735,767,736	Potential Dilution
										Shares pending auth				(560,890,597)	Shares pending auth

(1) Weighted Average Exercise Price : 1MM sh at 40.28, 1MM at $0.04
(2) Weighted Average Exercise Price : 5.4MM Warrant Shares @ $0.35, 1.9MM Warrant Shares @ >$1.00, 0.45MM Employee and Consultant Shares @ $0.19+ 75,000 share grant to emp in April

Schedule G

Schedule of Exceptions to Original Representations and Warranties

Securities Purchase Agreement

Article III Representations and Warranties

a.	Subsidiaries. No change. All subsidiaries are listed in first paragraph of this Agreement (the “Debenture Amendment and Waiver”).
b.	Organization and Qualification. No change (all entities are in “good standing”)
c.	Authorization; Enforcement. Company has the requisite corporate power.
d.	No Conflict. No change other than as noted in this Agreement.
e.	Filings, Consents and Approvals. No change since assignment of patents and trademarks in conjunction with the Debenture amendment and waiver dated March 5, 2009.
f.	Issuance of the Securities. No change other than as noted in item 17 of Debenture Amendment and Waiver.
g.	Capitalization. New Capitalization table provided as Schedules E and F to Debenture Amendment and Waiver.
h.
SEC Reports; Financial Statements. Company has filed Annual Report for the year ended December 31, 2008 on April 16, 2009 wherein with extensions report was due April 15, 2009.  No penalties were assessed by FINRA. Material Changes.  No change other than as noted in Debenture Amendment and Waiver.

i.	Material Changes. No Change other than as noted in Debenture Amendment and Waiver.
j.	Litigation. No change.
k.	Labor Relations. No change.
l.	Compliance. No Change other than as noted in Debenture Waiver and Amendment.
m.	Regulatory Permits. No change.
n.	Title to Assets. No change.
o.	Patents and Trademarks. No Change other than as noted in Item e above.
p.	Insurance. No Change.
q.	Transactions with Affiliates and Employees. No Change other than as noted in Debenture Amendment and Waiver as they relate to Don Karner, et al..
r.	Sarbanes-Oxley; Internal Accounting Controls. No Change.
s.	Certain Fees. No Change other than Company has investment banker relationship with Ardour Capital.
t.	Private Placement. No Change.
u.	Investment Company. No Change.
v.	Registration Rights. No Change.
w.	Listing and Maintenance Requirements. No Change.

x.	Application of Takeover Protections. No Change.
y.	Disclosure. The Company has complied, and will comply in the future, with the requirements of this Agreement pertaining to material non-public information.
z.	No Integrated Offering. No change.
aa.
Solvency.  The Company is seeking the amendment and waiver agreement to allow time to meet the provisions of this representation.  Indebtedness includes the indebtedness iterated in the Debenture Amendment and Waiver.

bb.	Tax Status. No Change
cc.	No General Solicitation. No Change.
dd.	Foreign Corrupt Practices. No Change.
ee.	Accountants. No Change. Accountant’s opinion has been expressed with respect to the Company’s financial statements included in the Company’s annual report for the year ended December 31, 2008.
ff.	Seniority. No Change.
gg.	No Disagreements with Accountants and Lawyers. No change other than Company has outstanding accounts payable with its lawyers.
hh.	Acknowledgement Regarding Purchasers’ Purchase of Securities. No change.
ii.	Acknowledgement Regarding Purchasers’ Trading Activity. No change.
jj.	Regulation M Compliance. No change.